World Funds Trust N-CSRS

EX-99.IND PUB ACCT

June 9, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: World Funds Trust

File no. 811-22172

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Curasset Capital Management Core Bond Fund and Curasset Capital Management Limited Term Income Fund, each a series of World Funds Trust, dated June 9, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP